UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

October 15, 2013

GASCO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32369	98-0204105
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7979 E. Tufts Ave., Suite 1150

Denver, Colorado  80237

(Address of principal executive offices, including zip code)

(303) 483-0044

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Securities Purchases

On October 17, 2013, Markham LLC, a Delaware limited liability company (“Markham”), Orogen Energy, Inc., a Delaware corporation (“Orogen” and, collectively with Markham, the “Purchasers”), and certain noteholders of Gasco Energy, Inc., a Nevada corporation (the “Company”), entered into certain Purchase and Sale Agreements (the “Note Purchase Agreements”) pursuant to which, among other things, the Purchasers acquired (i) $45,168,000 in aggregate outstanding principal amount of the Company’s 5.5% Convertible Senior Notes due 2015 (“Notes”), representing 100% of the issued and outstanding Notes, (ii) 182,065 shares of the Company’s Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Shares”), representing 100% of the issued and outstanding Series C Convertible Preferred Stock, and (iii) 2,743,818 shares of common stock, par value $0.0001 per share (“Common Stock”).  Such securities represented beneficial ownership of less than ten percent of the issued and outstanding Common Stock pursuant to the limitations set forth in the indenture governing the Notes and the certificate of designation governing the Series C Shares.

On October 18, 2013, in exchange for the issuance of 250,000 shares of Common Stock by the Company to the Purchasers, the Company and the Purchasers entered into that certain Credit Agreement (the “Credit Agreement”), pursuant to which, among other things, the Purchasers extended credit to the Company in the maximum principal amount of $5,000,000 in the form of a revolving credit facility to fund working capital and capital expenditure requirements of the Company (the “Revolving Credit Facility”).

On October 18, 2013, following the consummation of the transactions contemplated by the Credit Agreement, the Company and Purchasers entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement” and, collectively with the Note Purchase Agreements and the Credit Agreement, the “Agreements”), pursuant to which, in exchange for the Purchasers transferring the Notes and the Series C Shares to the Company, the Company issued to the Purchasers an aggregate of (i) 393,550,372 shares of Common Stock, and (ii) 50,000 shares of Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”) of the Company which Series D Preferred Stock was created pursuant to the Certificate of Designation filed by the Company on October 15, 2013 with the Secretary of State of the State of Nevada (the “Certificate of Designation”). The Notes and the Series C Shares were cancelled following their acquisition by the Company.

The Securities Purchase Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference and the foregoing summary is qualified in its entirety thereby.

Revolving Credit Facility

As described above, pursuant to the Credit Agreement, the Purchasers established the Revolving Credit Facility for the Company.  The Revolving Credit Facility bears interest at a fixed annual rate of 8% and becomes due on February 18, 2014.  The Revolving Credit Facility is secured by substantially all of the proved oil and gas assets and all personal property of the Company and its subsidiaries and by guarantees of each of the Company’s subsidiaries.  The Revolving Credit Facility contains certain customary restrictive covenants and also contains customary events of default, including nonpayment of principal or interest, violations of covenants, cross defaults, bankruptcy and material judgments.

On October 18, 2013, the Company borrowed $2,500,000 under the Revolving Credit Facility, which was used for general corporate purposes, leaving the Company with $2,500,000 of credit availability under the Revolving Credit Facility, subject to the terms and conditions thereof.

The Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference, and the foregoing summary is qualified in its entirety thereby.

ITEM 2.03                                      CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 regarding the Revolving Credit Facility is hereby incorporated by reference into this Item 2.03.

ITEM 3.02           UNREGISTERED SALES OF EQUITY SECURITIES

On October 18, 2013, the Company sold a total of 393,800,372 shares of Common Stock and 50,000 shares of Series D Preferred Stock to the Purchasers.

The information regarding consideration received for such sales is described in Item 1.01 and is hereby incorporated by reference into this Item 3.02.

The information regarding the terms of the Series D Preferred Stock is described in Item 5.03 and is hereby incorporated by reference into this Item 3.02.

The sales of the securities by the Company to the Purchasers are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

ITEM 3.03           MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information set forth in Item 5.03 regarding the dilution in voting rights of the Company’s existing stockholders as a result of the issuance of the Series D Preferred Stock pursuant to the Certificate of Designation is hereby incorporated by reference into this Item 3.03.

ITEM 5.01           CHANGES IN CONTROL OF REGISTRANT

Following the closings under the Agreements and completion of the transactions related thereto, on October 18, 2013, a change in control of the Company occurred.  As of October 18, 2013, the Purchasers beneficially own 396,544,190 shares of Common Stock and 50,000 shares of Series D Preferred Stock, which are convertible into 7,295,744,128 shares of Common Stock (subject to authorization of additional shares of Common Stock). Such shares of Common Stock and Series D Preferred Stock together represent beneficial ownership of approximately 97.9% of the Company’s issued and outstanding Common Stock.

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 18, 2013, immediately following the closing of the Securities Purchase Agreement, the Company (a) set the size of the Board of Directors (the “Board”) to three members effective immediately, (b) accepted the resignations of Richard J. Burgess, Charles B. Crowell, Steven D. Furbush and John A. Schmit from the Board effective immediately, (c) appointed G. Wade Stubblefield to serve as a member of the Board effective immediately, and (d) appointed L. Edward Parker to serve as a member of the Board effective immediately following the Company’s compliance with the requirements of Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result thereof, immediately after the closing of the Securities Purchase Agreement, Messrs. Langdon and Stubblefield constituted the entire Board, and, upon the Company’s compliance with Section 14(f) of the Exchange Act, Mr. Parker will join the Board.

As to the resigning directors, Mr. Crowell served on the Executive Committee and was Chairman of the Board; Mr. Burgess served on the Audit Committee, the Compensation Committee and the Nominating Committee; Mr. Furbush served on the Audit Committee, the Compensation Committee and the Nominating Committee; and Mr. Schmit served on the Audit Committee and the Executive Committee and was the Chairman of the Compensation Committee and the Nominating Committee.

ITEM 5.03                                  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Certificate of Designation

As described in Item 1.01, on October 15, 2013, the Company filed the Certificate of Designation with the Secretary of State of the State of Nevada thereby designating the Series D Preferred Stock.  The Certificate of Designation was approved by the Board as constituted at such time on October 15, 2013 and did not require a stockholder vote.

Each share of Series D Preferred Stock is convertible at the option of the Purchasers into 145,914.88 shares of Common Stock, or an aggregate of 7,295,744,128 shares of Common Stock. The Series D Preferred Stock also ranks senior to all existing preferred stock and Common Stock of the Company with respect to dividend rights, redemption rights and rights upon liquidation. From and after the date of the issuance of any shares of Series D Preferred Stock, dividends accrue on each share at the rate of 10% per annum of the Series D Preferred Stock’s stated value of $100 per share, plus accrued but unpaid dividends, compounded quarterly. If the Company is liquidated and the assets and funds available for distribution among the holders of Series D Preferred Stock are insufficient to permit the payment in full of the liquidation value of all of the outstanding Series D Preferred Stock, then the entire assets and funds of the Company will be distributed ratably in respect of the holders of Series D Preferred Stock. Beginning one year and one day after the original date of issuance, the Purchasers can require that the Company redeem the outstanding shares of Series D Preferred Stock at a redemption price equal to the stated value of $100 per share, plus accrued and unpaid dividends. The shares of Series D Preferred Stock are entitled to vote on an as-converted basis with the holders of the Common Stock on any matter presented to the holders of the Common Stock for their action or consideration. The Series D Preferred Stock is subject to anti-dilution protection as well as certain protective provisions.

The Certificate of Designation is filed as Exhibit 3.1 hereto and is incorporated herein by reference, and the foregoing summary is qualified in its entirety thereby.

Certificate of Withdrawal

On October 18, 2013, the Company filed a Certificate of Withdrawal of Certificate of Designation with the Secretary of State of the State of Nevada, thereby withdrawing the certificates of designation establishing the Company’s Series B Convertible Preferred Stock, $0.001 par value per share and the Series C Shares (the “Certificate of Withdrawal”).

The Certificate of Withdrawal is filed as Exhibit 3.2 hereto and is incorporated herein by reference and the foregoing summary is qualified in its entirety thereby.

Bylaw Amendment

On October 15, 2013, the Board, as constituted at such time, approved an amendment to the bylaws of the Company (the “Bylaw Amendment”).  Pursuant to the Bylaw Amendment, the stockholders of the Company holding majority voting power may now act by written consent without a meeting and the number of directors was amended to be not less than one and no more than three.

The Bylaw Amendment is filed as Exhibit 3.3 hereto and is incorporated herein by reference, and the foregoing summary is qualified in its entirety thereby.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description

2.1*	Securities Purchase Agreement, dated as of October 18, 2013, by and among Gasco Energy, Inc., Markham LLC and Orogen Energy, Inc.

3.1	Certificate of Designation for Series D Convertible Preferred Stock filed October 15, 2013 with the Secretary of State of the State of Nevada

3.2	Certificate of Withdrawal of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock filed October 18, 2013 with the Secretary of State of the State of Nevada

3.3	Amendment to the Bylaws of Gasco Energy, Inc. dated October 15, 2013

10.1	Credit Agreement dated as of October 18, 2013 by and among Gasco Energy, Inc., Orogen Energy, Inc., as agent, and the lenders from time to time party thereto

*Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

[Signature on following page]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASCO ENERGY, INC.

Date: October 21, 2013

	By:	/s/ Richard S. Langdon
Richard S. Langdon
President and Chief Executive
Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1*	Securities Purchase Agreement, dated as of October 18, 2013, by and among Gasco Energy, Inc., Markham LLC and Orogen Energy, Inc.

3.1	Certificate of Designation for Series D Convertible Preferred Stock filed October 15, 2013 with the Secretary of State of the State of Nevada

3.2	Certificate of Withdrawal of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock filed October 18, 2013 with the Secretary of State of the State of Nevada

3.3	Amendment to the Bylaws of Gasco Energy, Inc. dated October 15, 2013

10.1	Credit Agreement dated as of October 18, 2013 by and among Gasco Energy, Inc., Orogen Energy, Inc., as agent, and the lenders from time to time party thereto

*Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.